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Exhibit 10.9

EQUALLOGIC, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

        This Agreement dated as of June 18, 2004 is entered into by and among EqualLogic, Inc., a Delaware corporation (the "Company"), and the individuals and entities listed on Exhibit A attached hereto (the "Purchasers").

Recitals

        WHEREAS, the Company and certain of the Purchasers have previously entered into a Second Amended and Restated Investor Rights Agreement (the "Prior Investor Rights Agreement"), dated as of December 17, 2003;

        WHEREAS, the Company and certain of the Purchasers have entered into a Series C Convertible Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement"); and

        WHEREAS, the undersigned, representing the Company and the holders of a majority of the voting power of all shares of Series B Preferred Stock and Series B-1 Preferred Stock (as defined below) held by the Purchasers party to the Prior Investor Rights Agreement desire to amend and restate in its entirety the Prior Investor Rights Agreement to provide for certain arrangements with respect to (i) the registration of shares of capital stock of the Company under the Securities Act (as defined below), (ii) certain Purchasers' right of first refusal with respect to certain issuances of securities of the Company, and (iii) certain covenants of the Company.

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

        1.    Certain Definitions.    As used in this Agreement, the following terms shall have the following respective meanings:

          "Affiliated Party" means, with respect to any Purchaser, any person or entity which, directly or indirectly, controls, is controlled by or is under common control with such Purchaser, including, without limitation, any general partner, officer or director of such Purchaser and any venture capital fund now or hereafter existing which is controlled by one or more general partners of, or shares the same management company as, such Purchaser.

          "Available Undersubscription Amount" means the difference between the total of all of the Basic Amounts available for purchase by Qualified Purchasers pursuant to Section 4.1 and the Basic Amounts subscribed for pursuant to Section 4.1.

          "Basic Amount" means, with respect to a Qualified Purchaser, its pro rata portion of the Offered Securities set aside by the Company's Board of Directors for purchase by the Qualified Purchasers determined by multiplying the number of Offered Securities so set aside by the Board by a fraction, the numerator of which is the aggregate number of shares of Common Stock then held by such Qualified Purchaser (giving effect to the conversion into Common Stock of all shares of convertible preferred stock then held by such Qualified Purchaser) and the denominator of which is the total number of shares of Common Stock then outstanding (giving effect to the conversion into Common Stock of all outstanding shares of convertible preferred stock and to the issuance of all shares of Common Stock reserved for issuance for options that are then outstanding to the extent such options are exercisable.).

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

          "Common Stock" means the common stock, $.01 par value per share, of the Company.

          "Company" has the meaning ascribed to it in the introductory paragraph hereto.

          "Company Sale" means: (a) a merger or consolidation in which (i) the Company is a constituent party, or (ii) a Company Subsidiary is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a Company Subsidiary in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold immediately following such merger or consolidation more than 50% by voting power of the capital stock of or ownership interest in (A) the surviving or resulting entity or (B) if the surviving or resulting entity is a wholly owned subsidiary of another entity immediately following such merger or consolidation, the parent entity of such surviving or resulting entity; or (b) the sale, in a single transaction or series of related transactions, by the Company of all or substantially all the assets of the Company (except where such sale is to a wholly owned subsidiary of the Company).

          "Company Subsidiary" means any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which the Company (or another Company Subsidiary) holds stock or other ownership interests representing (a) more that 50% of the voting power of all outstanding stock or ownership interests of such entity or (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

          "Confidential Information" means any information that is labeled as confidential, proprietary or secret which a Purchaser obtains from the Company pursuant to financial statements, reports and other materials provided by the Company to such Purchaser pursuant to this Agreement or pursuant to visitation or inspection rights granted hereunder.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

          "Indemnified Party" means a party entitled to indemnification pursuant to Section 3.5.

          "Indemnifying Party" means a party obligated to provide indemnification pursuant to Section 3.5.

          "Initiating Holders" means the Purchasers initiating a request for registration pursuant to Section 3.1(a) or 3.1(b), as the case may be.

          "Initial Public Offering" means the closing of the Company's first public offering of Common Stock pursuant to an effective registration statement under the Securities Act, resulting in net proceeds to the Company of at least $30,000,000 (after deducting all underwriting discounts and commissions), at a price to the public of at least $2.00 per share (as adjusted for stock splits, stock dividends, recapitalizations and similar events).

          "Investor Directors" has the meaning ascribed to it in the Third Amended and Restated Stockholders Agreement, of even date herewith, by and among the Company, the Purchasers and the other parties thereto.

          "Offer" means a written notice of any proposed or intended issuance, sale or exchange of Offered Securities containing the information specified in Section 4.1(a).

          "Offered Securities" means (i) any shares of its Common Stock, (ii) any other equity securities of the Company, including, without limitation, shares of preferred stock, (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity securities of the Company, or (iv) any debt securities convertible into capital stock of the Company.

          "Prior Investor Rights Agreement" has the meaning ascribed to it in the recitals hereto.

          "Original Purchase Agreements" means that certain Series A Convertible Preferred Stock Purchase Agreement, Series B Convertible Preferred Stock Purchase Agreement and Series B-1 Convertible Preferred Stock Purchase Agreement between the Company and certain of the Purchasers.

          "Original Purchasers" means the Purchasers under the Original Purchase Agreements.

          "Other Holders" means holders of securities of the Company (other than Purchasers) who are entitled, by contract with the Company, to have securities included in a Registration Statement.

          "Notice of Acceptance" means a written notice from a Purchaser to the Company containing the information specified in Section 4.1(b).

          "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          "Purchase Agreement" has the meaning ascribed to it in the recitals hereto.

          "Purchaser" has the meaning ascribed to it in the introductory paragraph hereto.

          "Qualified Purchaser" means a Purchaser that is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act which together with its affiliates holds at least 3,000,000 shares of Series C Convertible Preferred Stock, $.01 par value per share, of the Company ("Series C Preferred Stock") and/or Series B-1 Preferred Stock (as defined below) (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and similar events occurring after the date of this Agreement).

          "Refused Securities" means those Offered Securities as to which a Notice of Acceptance has not been given by the Qualified Purchasers pursuant to Section 4.1.

          "Registration Expenses" means all expenses incurred by the Company in complying with the provisions of Section 3, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company and the fees and expenses of one counsel selected by the Selling Stockholders to represent the Selling Stockholders, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of Selling Stockholders' own counsel (other than the counsel selected to represent all Selling Stockholders).

          "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

          "Registrable Shares" means (a) the shares of Common Stock issued or issuable upon conversion of the Shares, (b) any other shares of Common Stock, and any shares of Common Stock issued or issuable upon the conversion or exercise of any other securities, acquired by the Purchasers and (c) any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares (i) upon any sale pursuant to a Registration Statement or Rule 144 under the Securities Act or (ii) at such time, following an Initial Public Offering, as they become eligible for sale pursuant to Rule 144(k) under the Securities Act. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall include shares of Common Stock issuable upon conversion of the Shares even if such conversion has not been effected.

          "Regulatory Violation" shall mean (a) a diversion of the proceeds of the sale contemplated by the Purchase Agreement or the Original Purchase Agreements from the reported use thereof on the use of proceeds statement delivered by the Company or on SBA Form 1031 delivered as of the date hereof, if such diversion was effected without obtaining the prior written consent of Toronto Dominion Capital (U.S.A.), Inc. ("TD Capital") (which may be withheld in its sole discretion) or

  (b) an ineligible business activity (within the meaning of Title 13 of the United States Code of Federal Regulations, Section 107.720).

          "SBA" shall mean the Small Business Investment Act of 1958, as amended, and the regulations thereunder.

          "SBIC" shall mean Small Business Investment Company, as that term is used in Part 107 of Title 13 of the United States Code of Federal Regulations.

          "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

          "Series A Preferred Stock" means shares of Series A Convertible Preferred Stock, $.01 par value per share, of the Company.

          "Series A-1 Preferred Stock" means shares of Series A-1 Convertible Preferred Stock, $.01 par value per share, of the Company.

          "Series B Preferred Stock" means shares of Series B Convertible Preferred Stock, $.01 par value per share, of the Company.

          "Series B-1 Preferred Stock" means shares of Series B-1 Convertible Preferred Stock, $.01 par value per share, of the Company.

          "Selling Stockholder" means any Purchaser owning Registrable Shares included in a Registration Statement.

          "Shares" means (i) shares of Series C Preferred Stock, (ii) shares of Series B-1 Preferred Stock, (iii) shares of Series B Preferred Stock; (iv) shares of Series A-1 Preferred Stock; and (v) shares of Series A Preferred Stock.

          "Undersubscription Amount" means, with respect to a Qualified Purchaser, any additional portion of the Offered Securities attributable to the Basic Amounts of other Qualified Purchasers as such Qualified Purchaser indicates it will purchase or acquire should the other Qualified Purchasers subscribe for less than their Basic Amounts.

        2.    Transfer of Shares.

          2.1    Requirements for Transfer.

            (a)   Registrable Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

            (b)   Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Purchaser to an Affiliated Party of such Purchaser, (ii) a transfer by a Purchaser which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, or (iii) a transfer by a Purchaser which is a limited liability company to a member of such limited liability company or a retired member who resigns after the date hereof or to the estate of any such member or retired member; provided that the transferee in each case agrees in writing to be subject to the terms of this Section 2 to the same extent as if it were the original Purchaser hereunder, or (iv) a transfer made in accordance with Rule 144 under the Securities Act.

          2.2    Legend.    Each certificate representing Registrable Shares shall bear a legend substantially in the following form:

      "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

            The foregoing legend shall be removed from the certificates representing any Registrable Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

          2.3    Rule 144A Information.    The Company shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the written request of any Purchaser, provide in writing to such Purchaser and to any prospective transferee of any Registrable Shares of such Purchaser the information concerning the Company described in Rule 144A(d)(4) under the Securities Act ("Rule 144A Information"). The Company also shall, upon the written request of any Purchaser, cooperate with and assist such Purchaser or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Registrable Shares for trading through PORTAL. The Company's obligations under this Section 2.3 shall at all times be contingent upon receipt from the prospective transferee of Registrable Shares of a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than persons who will assist such transferee in evaluating the purchase of any Registrable Shares.

        3.    Registration Rights.

          3.1    Required Registrations.

            (a)   At any time after the earlier of March 14, 2006, or six months after the effective date of the Initial Public Offering, a Purchaser or Purchasers, holding in the aggregate at least (i) 50% of the Registrable Shares then outstanding if prior to the Initial Public Offering or (ii) 20% of the Registrable Shares then outstanding if after the Initial Public Offering, may request in writing that the Company effect the registration on Form S-1 or Form S-2 (or any successor form) of Registrable Shares owned by such Purchaser or Purchasers having an aggregate price to the public of at least $5,000,000 (based on the market price or fair value on the date of such request).

            (b)   At any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), a Purchaser or Purchasers holding Registrable Shares may request, in writing, that the Company effect the registration on Form S-3 (or such successor form), of Registrable Shares having an aggregate price to the public of at least $2,000,000 (based on the public market price on the date of such request).

            (c)   Upon receipt of any request for registration pursuant to this Section 3, the Company shall promptly give written notice of such proposed registration to all other Purchasers. Such Purchasers shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Purchasers may request in such notice of election, subject in the case of an underwritten offering to the terms of Section 3.1(d). Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration on an appropriate registration form of all Registrable Shares which the Company has been requested to so register; provided, however, that in the case of a registration requested under

    Section 3.1(b), the Company will only be obligated to effect such registration on Form S-3 (or any successor form).

            (d)   If the Initiating Holders intend to distribute the Registrable Shares covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 3.1(a) or (b), as the case may be, and the Company shall include such information in its written notice referred to in Section 3.1(c). In such event, (i) the right of any other Purchaser to include its Registrable Shares in such registration pursuant to Section 3.1(a) or (b), as the case may be, shall be conditioned upon such other Purchaser's participation in such underwriting on the terms set forth herein, and (ii) all Purchasers including Registrable Shares in such registration shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters managing the offering; provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Purchasers materially greater than the obligations of the Purchasers pursuant to Section 3.5. The Initiating Holders shall have the right to select the managing underwriter(s) for any underwritten offering requested pursuant to Section 3.1(a) or (b), subject to the approval of the Company, which approval will not be unreasonably withheld, conditioned or delayed. If any Purchaser who has requested inclusion of its Registrable Shares in such registration as provided above disapproves of the terms of the underwriting, such person may elect, by written notice to the Company, to withdraw its Registrable Shares from such Registration Statement and underwriting. If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Shares to be included in the Registration Statement and underwriting shall be allocated among all Purchasers requesting registration in proportion, as nearly as practicable, to the respective number of Registrable Shares held by them on the date of the request for registration made by the Initiating Holders pursuant to Section 3.1(a) or (b), as the case may be. If any Purchaser would thus be entitled to include more Registrable Shares than such Purchaser requested to be registered, the excess shall be allocated among other requesting Purchasers pro rata in the manner described in the preceding sentence.

            (e)   The Company shall not be required to effect more than two registrations pursuant to Section 3.1(a) and not more than two registrations in any 12-month period pursuant to Section 3.1(b). In addition, the Company shall not be required to effect any registration within six months after the effective date of the Registration Statement relating to the Initial Public Offering. For purposes of this Section 3.1(e), a Registration Statement shall not be counted until such time as such Registration Statement has been declared effective by the Commission (unless the Initiating Holders withdraw their request for such registration (other than as a result of information concerning the business or financial condition of the Company which is made known to the Purchasers after the date on which such registration was requested) and elect not to pay the Registration Expenses therefor pursuant to Section 3.4). For purposes of this Section 3.1(e), a Registration Statement shall not be counted if, as a result of an exercise of the underwriter's cut-back provisions, less than 50% of the total number of Registrable Shares that Purchasers have requested to be included in such Registration Statement are so included.

            (f)    If at the time of any request to register Registrable Shares by Initiating Holders pursuant to this Section 3.1, the Company is engaged or has plans to engage in a registered public offering or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration, then the Company may at its option direct that such request be delayed for a period not in excess of 60 days from the date of such request, such right to delay a request to be exercised by the Company not more than once in any 12-month period.

          3.2    Incidental Registration.

            (a)   Whenever the Company proposes to file a Registration Statement covering shares of Common Stock (other than a Registration Statement filed pursuant to Section 3.1) at any time and from time to time, it will, prior to such filing, give written notice to all Purchasers of its intention to do so. Upon the written request of a Purchaser or Purchasers given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by such Purchaser or Purchasers to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Purchaser or Purchasers; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3.2 without obligation to any Purchaser.

            (b)   If the registration for which the Company gives notice pursuant to Section 3.2(a) is a registered public offering involving an underwriting, the Company shall so advise the Purchasers as a part of the written notice given pursuant to Section 3.2(a). In such event, (i) the right of any Purchaser to include its Registrable Shares in such registration pursuant to this Section 3.2 shall be conditioned upon such Purchaser's participation in such underwriting on the terms set forth herein and (ii) all Purchasers including Registrable Shares in such registration shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters selected for the underwriting by the Company. If any Purchaser who has requested inclusion of its Registrable Shares in such registration as provided above disapproves of the terms of the underwriting, such person may elect, by written notice to the Company, to withdraw its shares from such Registration Statement and underwriting. If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the shares held by holders other than Purchasers and Other Holders shall be excluded from such Registration Statement and underwriting to the extent deemed advisable by the managing underwriter, and, if a further reduction of the number of shares is required, the number of shares that may be included in such Registration Statement and underwriting shall be allocated among all Purchasers and Other Holders requesting registration in proportion, as nearly as practicable, to the respective number of shares of Common Stock (on an as-converted basis) held by them on the date the Company gives the notice specified in Section 3.2(a); providedthat, unless such registration is in connection with the Company's Initial Public Offering, the number of Registrable Shares permitted to be included therein shall in any event be at least 30% of the securities included therein (based on aggregate market values). If any Purchaser or Other Holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other requesting Purchasers and Other Holders pro rata in the manner described in the preceding sentence.

          3.3    Registration Procedures.

            (a)   If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Shares under the Securities Act, the Company shall:

              (i)    prepare and file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become effective as soon as possible;

              (ii)   as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to comply with the provisions of the

      Securities Act (including the anti-fraud provisions thereof) and to keep the Registration Statement effective for 12 months from the effective date or such lesser period until all such Registrable Shares are sold;

              (iii)  as expeditiously as possible furnish to each Selling Stockholder such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such Selling Stockholder;

              (iv)  as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the Selling Stockholders; provided, however, that the Company shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation in any jurisdiction where it is not so qualified or execute a general consent to service of process in any such jurisdiction;

              (v)   as expeditiously as possible, cause all such Registrable Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

              (vi)  promptly provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such registration statement;

              (vii) promptly make available for inspection by the Selling Stockholders, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Selling Stockholders, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

              (viii) as expeditiously as possible, notify each Selling Stockholder, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; and

              (ix)  as expeditiously as possible following the effectiveness of such Registration Statement, notify each seller of such Registrable Shares of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus.

            (b)   If the Company has delivered a Prospectus to the Selling Stockholders and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Selling Stockholders and, if requested, the Selling Stockholders shall immediately cease making offers of Registrable Shares and return all Prospectuses to the Company. The Company shall promptly provide the Selling Stockholders with revised Prospectuses and, following receipt of the revised Prospectuses, the Selling Stockholders shall be free to resume making offers of the Registrable Shares.

            (c)   In the event that, in the judgment of the Company, it is advisable to suspend use of a Prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify all Selling

    Stockholders to such effect, and, upon receipt of such notice, each such Selling Stockholder shall immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until such Selling Stockholder has received copies of a supplemented or amended Prospectus or until such Selling Stockholder is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this Section 3.3(c) to suspend sales of Registrable Shares for a period in excess of 30 days consecutively or 60 days in any 365-day period.

          3.4    Allocation of Expenses.    The Company will pay all Registration Expenses for all registrations under this Agreement; provided, however, that if a registration under Section 3.1 is withdrawn at the request of the Initiating Holders (other than as a result of information concerning the business or financial condition of the Company which is made known to the Selling Stockholders after the date on which such registration was requested) and if the Initiating Holders elect not to have such registration counted as a registration requested under Section 3.1, the Selling Stockholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration.

          3.5    Indemnification and Contribution.

            (a)   In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Stockholder, each underwriter of such Registrable Shares, and each other person, if any, who controls such Selling Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the Registration Statement or the offering contemplated thereby; and the Company will reimburse such Selling Stockholder, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such Selling Stockholder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such Selling Stockholder, underwriter or controlling person specifically for use in the preparation thereof.

            (b)   In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each Selling Stockholder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if and to the extent (and only to the extent) that the statement or omission was made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing to the Company by such Selling Stockholder specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of a Selling Stockholder hereunder shall be limited to an amount equal to the net proceeds to such Selling Stockholder of Registrable Shares sold in connection with such registration.

            (c)   Each Indemnified Party shall give notice to the Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, conditioned or delayed); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3.5 except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if the Indemnified Party reasonably concludes that representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided further that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

            (d)   In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 3.5 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such

    Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Stockholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Selling Stockholders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the Selling Stockholders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 3.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 3.5(d), (i) in no case shall any one Selling Stockholder be liable or responsible for any amount in excess of the net proceeds received by such Selling Stockholder from the offering of Registrable Shares and (ii) the Company shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 3.5(d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section 3.5(d). No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

            (e)   The rights and obligations of the Company and the Selling Stockholders under this Section 3.5 shall survive the termination of this Agreement.

          3.6    Other Matters with Respect to Underwritten Offerings.    In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 3.1, the Company agrees to (a) enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of the Company and customary covenants and agreements to be performed by the Company, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering; (b) use its best efforts to cause its legal counsel to render customary opinions to the underwriters with respect to the Registration Statement; and (c) use its best efforts to cause its independent public accounting firm to issue customary "cold comfort letters" to the underwriters with respect to the Registration Statement.

          3.7    Information by Holder.    Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

          3.8    "Lock-Up" Agreement; Confidentiality of Notices.    Each Purchaser, if requested by the Company and the managing underwriter of the Initial Public Offering, shall not sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company (excluding securities acquired in the Initial Public Offering or in the public market after such offering) held by such Purchaser for a period of 180 days following the effective date of the Registration Statement for the Initial Public Offering; provided, that each stockholder of the Company then holding at least 1% of the outstanding Common Stock (on an as-converted basis) and all officers and directors of the Company enter into similar agreements. As a condition to the obligation of the Purchasers under this Section 3.8, the Company agrees to use its reasonable best efforts to ensure that the "lock-up" obligation of the Purchasers under this Section 3.8, and any agreement entered into by the Purchasers as a result of their obligations under this Section 3.8, shall (i) allow for periodic early releases of portions of the securities subject to such "lock-up" obligations, which may be conditioned upon the trading price of the Company's Common Stock and (ii) provide that all Purchasers will participate on a pro-rata basis in any early release of any stockholder (other than discretionary financial hardship waivers not exceeding sales of more than $50,000 for any holder subject to a lock-up). The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of such 180-day period. Any Purchaser receiving any written notice from the Company regarding the Company's plans to file a Registration Statement shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.

          3.9    Subsequent Registration Rights.

            (a)   The Company shall not, without the prior written consent of Purchasers holding at least a majority of the Registrable Shares then held by all Purchasers, enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the Company which grant such holder or prospective holder rights to include securities of the Company in any Registration Statement.

            (b)   The Purchasers hereby consent to the granting of certain registration rights to GATX Ventures, Inc. with respect to a certain Warrant to Purchase shares of Series A Preferred Stock issued by the Company to GATX Ventures, Inc. on December 6, 2001.

          3.10    Rule 144 Requirements.    After the earliest of (i) the closing of the sale of securities of the Company pursuant to a Registration Statement, (ii) the registration by the Company of a class of securities under Section 12 of the Exchange Act, or (iii) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

            (a)   make and keep current public information about the Company available, as those terms are understood and defined in Rule 144;

            (b)   use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

            (c)   furnish to any holder of Registrable Shares upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

          3.11    Termination.    All of the Company's obligations to register Registrable Shares under Sections 3.1 and 3.2 shall terminate upon the earlier of (i) five years after the closing of the Initial Public Offering or (ii) with respect to any Purchaser, on the date after an Initial Public Offering which such Purchaser holds less than 1% of the outstanding Registrable Shares of the Company and such shares can be sold in any 90 day period under Rule 144 of the Securities Act.

        4.    Right of First Refusal.

          4.1    Rights of Qualified Purchasers to Acquire Offered Securities.

            (a)   The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Offered Securities, unless in each such case the Company shall have first complied with this Section 4.1. The Company shall deliver to each Qualified Purchaser an Offer, which shall (i) identify and describe the Offered Securities, (ii) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (iii) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged, and (iv) offer to issue and sell to or exchange with such Qualified Purchaser (A) such Qualified Purchaser's Basic Amount and (B) such Qualified Purchaser's Undersubscription Amount. Notwithstanding the other provisions of this Section 4.1, after delivery of the Offer, the Company may issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, Offered Securities to the offerees or purchasers described in the Offer and upon the terms and conditions (including, without limitation, unit prices and interest rates) which are not more favorable, in the aggregate, to the acquiring person or persons or less favorable to the Company than those set forth in the Offer without complying with the terms of this Section 4.1, provided that the Company permits each Qualified Purchaser to purchase the number of Offered Securities that such Qualified Purchaser is entitled to purchase pursuant to this Section 4.1 on substantially the same terms as the Company sold the Offered Securities in the initial transaction, within 10 days after the Company receives a Notice of Acceptance from such Qualified Purchaser.

            (b)   To accept an Offer, in whole or in part, a Qualified Purchaser must deliver to the Company, on or prior to the date 30 days after the date of delivery of the Offer, a Notice of Acceptance providing a representation letter certifying that such Qualified Purchaser is an accredited investor within the meaning of Rule 501 under the Act and indicating the portion of the Qualified Purchaser's Basic Amount that such Qualified Purchaser elects to purchase and, if such Qualified Purchaser shall elect to purchase all of its Basic Amount, the Undersubscription Amount (if any) that such Qualified Purchaser elects to purchase. If the Basic Amounts subscribed for by all Qualified Purchasers are less than the total of all of the Basic Amounts available for purchase, then each Qualified Purchaser who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the Available Undersubscription Amount, each Qualified Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Qualified Purchaser bears to the total Undersubscription Amounts subscribed for by all Purchasers, subject to rounding by the Board of Directors to the extent it deems reasonably necessary.

            (c)   The Company shall have 90 days from the expiration of the period set forth in Section 3.1(b) to issue, sell or exchange all or any part of the Refused Securities, but only to the offerees or purchasers described in the Offer (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) which are not more favorable, in the aggregate, to the acquiring person or persons or less favorable to the Company than those set forth in the Offer.

            (d)   In the event the Company shall propose to sell less than all the Refused Securities, then each Qualified Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Qualified Purchaser elected to purchase pursuant to Section 4.1(b) multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange to the Qualified Purchasers and (ii) the denominator of which shall be the original amount of the Offered Securities set aside by the Board for purchase by the Qualified Purchasers. In the event that any Qualified Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange to the Qualified Purchasers more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Qualified Purchasers in accordance with Section 4.1(a).

            (e)   Upon (i) the closing of the issuance, sale or exchange of all or less than all of the Refused Securities or (ii) such other date agreed to by the Company and Qualified Purchasers who have subscribed for a majority of the Offered Securities subscribed for by the Qualified Purchasers, such Qualified Purchaser or Purchasers shall acquire from the Company and the Company shall issue to such Qualified Purchaser or Purchasers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4.1(d) if any of the Qualified Purchasers has so elected, upon the terms and conditions specified in the Offer.

            (f)    The purchase by the Qualified Purchasers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Qualified Purchasers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Qualified Purchasers and their respective counsel.

            (g)   Any Offered Securities not acquired by the Qualified Purchasers or other persons in accordance with Section 4.1(c) may not be issued, sold or exchanged on more favorable terms and conditions (including without limitation unit prices and interest rates) until they are again offered to the Qualified Purchasers under the procedures specified in this Agreement.

            (h)   The rights of the Qualified Purchasers under this Section 4.1 shall not apply to:

              (i)    the sale of shares of Common Stock or grant of options therefor to employees, directors and consultants, provided such issuances are approved by the Board of Directors and a majority of the Investor Directors;

              (ii)   the issuance of any shares of Common Stock as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock;

              (iii)  the issuance of shares of Series C Preferred Stock under the terms of the Purchase Agreement;

              (iv)  the issuance of any shares of Common Stock upon conversion of any shares of convertible preferred stock;

              (v)   the issuance of securities solely in consideration of a bona fide business acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other entity;

              (vi)  securities issued or issuable pursuant to a strategic transaction entered into for primarily non-equity finance purposes and approved by the Board of Directors and at least a majority of the Investor Directors;

              (vii) securities issued or issuable pursuant to equipment lease financings or bank credit arrangements entered into for primarily non-equity financing purposes and approved by the Board of Directors and at least a majority of the Investor Directors, including without limitation that certain Warrant to Purchase shares of Series A Preferred Stock issued by the Company to GATX Ventures, Inc. on December 6, 2001; or

              (viii) the issuance of shares of Common Stock by the Company in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act.

          4.2    Termination.    This Section 4 shall terminate upon the earlier of the closing of a Company Sale or the closing of the Company's Initial Public Offering.

        5.    Covenants.

          5.1    Negative Covenants.    So long as any Shares are outstanding, without the approval of the Company's Board of Directors and at least a majority of the Investor Directors, the Company shall not:

            (a)   change the number of directors constituting the Board of Directors to a number more or less than seven;

            (b)   increase the number of shares of the Company's capital stock issued or issuable to officers, employees or directors of, or consultants to, the Corporation pursuant to any stock purchase plan or option plan or other employee stockholders agreement above [41,517,462] shares in the aggregate, or otherwise modify any such plan;

            (c)   exercise any of its contractual rights to purchase shares of the Company's stock (except for the repurchase of shares of Common Stock from former employees or consultants of the Corporation at the lesser of the original purchase price or fair value of such shares);

            (d)   incur any indebtedness, or permit any Company Subsidiary to incur any indebtedness (other than indebtedness approved by the Company's Board of Directors in the Company's annual budget and indebtedness of Company Subsidiaries owed to the Company), in excess of $250,000 in the aggregate;

            (e)   make any capital expenditures (including expenditures for capitalized leases and capital expenditures by Company Subsidiaries), other than those approved by the Company's Board of Directors in the Company's annual budget, in excess of $250,000; or

            (f)    enter into, or agree to any material modification of, any material agreement or arrangement with any of the Company's officers, directors, or key employees, except for customary compensation and benefits approved by the Board of Directors.

          5.2    Affirmative Covenants.    So long as any Shares are outstanding, the Company covenants and agrees that it will perform and observe the following covenants and provisions and will cause each Company Subsidiary to perform and observe such of the following covenants and provisions as are applicable to such Company Subsidiary:

            (a)    Maintenance of Director & Officer Insurance; Indemnification.    Maintain Director & Officer Insurance in an amount and upon terms reasonably acceptable to the Purchasers. The Company will (i) indemnify the Original Purchasers and their "Affiliates" (as defined in the Original Investor Rights Agreement) ("Original Indemnitees") for any losses or damages arising in whole or in part out of any occurrence in connection with the Original Purchase Agreements and related to the fact that the Original Indemnitees are or were or may be deemed a director, officer, stockholder, employee, controlling person agent or fiduciary of the Company, and (ii) indemnify the Purchasers and their Affiliated Parties ("Indemnitees") for any losses or damages arising in whole or in part out of any occurrence in connection with the Purchase Agreement and related to the fact that the Indemnitees are or were or may be deemed a director, officer, stockholder, employee, controlling person agent or fiduciary of the Company; provided, that no such indemnification shall be provided pursuant to this section 5.2(a) if it shall ultimately be determined by a court of competent jurisdiction that such Original Indemnitee or Indemnitee is not entitled to indemnification by the Company.

            (b)    Preservation of Corporate Existence.    Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, unless the failure to so qualify does not and will not have a material and adverse effect on the business, operations or financial condition of the Company; and preserve and maintain all material licenses and other rights to use patents, processes, licenses, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it as are reasonably necessary or advisable for it to conduct its business.

            (c)    Compliance with Laws.    Comply with all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could materially adversely affect its business or condition, financial or otherwise, except non-compliance being contested in good faith through appropriate proceedings so long as the Company shall have set up and funded sufficient reserves, if any, required under generally accepted accounting principles with respect to such items.

            (d)    Keeping of Records and Books of Account.    Keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection within its business shall be made.

            (e)    Maintenance of Properties, etc.    Maintain and preserve all of its properties that the Company reasonably deems necessary or useful in the proper conduct of its business in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and comply with the provisions of all material leases to which it is a party or under which it occupies property so as to prevent any material loss or forfeiture thereof or thereunder.

            (f)    Transactions with Affiliates.    All transactions between the Company and any officer, employee, director or stockholder of the Company or persons controlled by or affiliated with such officer, employee, director or stockholder, shall be conducted on an arms-length basis, shall be on terms and conditions no less favorable to the Company than could be obtained from non-related persons and shall be approved by a majority of the disinterested members of the Board of Directors of the Company after full disclosure of the terms thereof. The affirmative vote of both a majority of the members of the Board of Directors and a majority of the Investor Directors shall be required to (i) establish or increase the compensation of executive officers of the Company or (ii) grant stock options to any officer of the Company.

            (g)    Key Man Insurance.    The Company shall maintain, until December 31, 2006, term life insurance, upon the lives of the founders, Peter C. Hayden, John J. Boyle and Paula Long, in the amount of $1,000,000 each, with the proceeds payable to the Company.

            (h)    Small Business Investment Act.    Pursuant to TD Capital's obligation as an SBIC, within sixty (60) days from the date hereof, the Company shall deliver to TD Capital a written statement certified by the Company's president or chief financial officer describing in reasonable detail the use of the proceeds of the Financing (as that term is defined in Title 13 of the United States Code of Federal Regulations, Section 107.50) hereunder by the Company and its subsidiaries. The Company will provide any information reasonably requested by TD Capital which is requested by any SBA examiner for the purpose of verifying the certifications made by the Company, and allow representatives of TD Capital or the SBA access to its books and records to permit such verification; provided that such information is kept confidential. Upon the occurrence of a Regulatory Violation or in the event that TD Capital determines in its reasonable good faith judgment that a Regulatory Violation has occurred, in addition to any other rights and remedies to which it may be entitled as a holder of Shares, TD Capital shall have the right, to the extent required under the provisions of the SBA, to demand the immediate repurchase of all of the outstanding Shares owned by TD Capital at a price per share equal to the purchase price paid for such Shares under the Purchase Agreement, plus all declared and unpaid dividends thereon, by delivering written notice of such demand to the Company. The Company shall pay the purchase price for such Shares by a cashier's certified check or by wire transfer of immediately available funds to TD Capital within thirty (30) days after the Company's receipt of the demand notice, and upon such payment, TD Capital shall deliver the certificates or instruments evidencing the Shares to be repurchased, duly endorsed for transfer or accompanied by duly executed forms of assignment.

            (i)    Holders of more than 1% of outstanding capital stock.    The Company shall require each person who is not a Qualified Purchaser and who owns 1% or more of the outstanding capital stock (on a converted to Common Stock basis) of the Company to become a party to the Second Amended and Restated Stockholders' Agreement of even date herewith as a "Holder" party thereto.

          5.3    Information and Inspection.

            (a)   The Company shall deliver to each Qualified Purchaser:

              (i)    within 120 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of income and of cash flows of the Company for such year, certified by certified public accountants of established national reputation selected by the Company, and prepared in accordance with generally accepted accounting principles consistently applied;

              (ii)   within 45 days after the end of each fiscal quarter of the Company (other than the fourth quarter), an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of income and of cash flows of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter;

              (iii)  within 30 days after the end of each month (other than the last month of any fiscal quarter), an unaudited balance sheet of the Company as at the end of such month and unaudited statements of income and of cash flows of the Company for such month and for the current fiscal year to the end of such month, setting forth in comparative form the Company's projected financial statements for the corresponding periods for the current fiscal year;

              (iv)  such other notices, information and data with respect to the Company as the Company delivers to the holders of its capital stock at the same time it delivers such items to such holders; and

              (v)   with reasonable promptness, such other information and data as such Purchaser may from time to time reasonably request.

            (b)   The foregoing financial statements shall be prepared on a consolidated basis if the Company then has any subsidiaries. The financial statements delivered pursuant to clause (ii)

    of paragraph (a) and clause (i) of paragraph (b) shall be accompanied by a certificate of the chief financial officer of the Company stating that such statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as noted) and fairly present the financial condition and results of operations of the Company at the date thereof and for the periods covered thereby.

            (c)   The Company shall permit each Qualified Purchaser or any authorized representative thereof, to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice and as often as may be reasonably requested.

          5.4    Material Changes and Litigation.    The Company shall promptly notify the Qualified Purchasers of any material adverse change in the business, prospects, assets or condition, financial or otherwise, of the Company and of any litigation or governmental proceeding or investigation brought or, to the best of the Company's knowledge, threatened against the Company, or against any officer, director, key employee or principal stockholder of the Company which, if adversely determined, would have a material adverse effect on the business, prospects, assets or condition (financial or otherwise) of the Company.

          5.5    Agreements with Employees; Options.

            (a)   The Company shall require (i) all persons now or hereafter employed by the Company and (ii) all independent contractors utilized by the Company who have access to confidential or proprietary information of the Company to enter into non-disclosure and assignment of inventions agreements, such agreement to be substantially in the form previously utilized by the Company.

            (b)   The Company agrees that it will not, without the prior written consent of the holders of at least a majority of the shares of Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock, voting together as a single class, then outstanding, terminate, amend or waive any rights under any Non-disclosure, Invention and Non-Competition Agreement.

            (c)   Unless otherwise approved by the Board of Directors of the Company and by a majority of the members of the Board of Directors who are not employees of the Company or a Company Subsidiary, all options or restricted stock granted or issued by the Company after the date hereof shall become exercisable at the rate of 25% on the first anniversary of grant or issue and 2.0833% per month thereafter over the subsequent three years so long as the holder continues to be an employee or consultant of the Company, and there shall be no acceleration of vesting other than as in effect on the date hereof under the Company's employee stock option plan (and any option issued thereunder in accordance with such provisions) unless approved by a majority of the members of the Board of Directors who are not employees of the Company or a Company Subsidiary.

          5.6    Board of Directors.

            (a)   The Company shall promptly reimburse in full each director of the Company who is not an employee of the Company or an Investor Director for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any committee thereof.

            (b)   The Company's Certificate of Incorporation shall at all times provide for the indemnification of the members of the Board of Directors to the fullest extent provided by the law of the jurisdiction in which the Company is organized. In the event that the Company or any of its successors or assigns (i) consolidates with or merges into any other entity and shall not be the continuing or surviving corporation in such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as contained in the Company's Certificate of Incorporation.

          5.7    Reservation of Common Stock.    The Company shall reserve and maintain a sufficient number of shares of Common Stock for issuance upon conversion of all of the outstanding Shares.

          5.8    International Investment and Trade in Services Survey Act.    The Company shall use its best efforts to file on a timely basis all reports required to be filed by it under 22 U.S.C. Section 3104, or any similar statute, relating to a foreign person's direct or indirect investment in the Company.

          5.9    Qualified Small Business Stock.    The Company shall use reasonable efforts (but not including materially changing the nature of its business) to cause the Shares to continue to constitute "qualified small business stock" as defined in Section 1202(c) of the Code. The Company shall submit to its stockholders (including the Qualified Purchasers) and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and the regulations promulgated thereunder.

          5.10    Termination of Covenants.    Other than the covenants contained in Sections 5.6(b), 5.9 and 5.10, all covenants of the Company contained in this Section 5 shall terminate upon the earlier of the closing of a Company Sale or the closing of the Initial Public Offering.

        6.    Confidentiality.    Each Purchaser agrees that he, she or it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company, any Confidential Information, unless such Confidential Information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 5 by such Purchaser), (ii) is or has been independently developed or conceived by the Purchaser without use of the Company's Confidential Information or (iii) is or has been made known or disclosed to the Purchaser by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Purchaser may disclose Confidential Information (a) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (b) to any prospective purchaser of any Shares from such Purchaser as long as such prospective purchaser agrees to be bound by the provisions of this Section 5, (c) to any affiliate, partner, member, stockholder or wholly owned subsidiary of such Purchaser, or (d) as may otherwise be required by law, provided that the Purchaser takes reasonable steps to minimize the extent of any such required disclosure. Notwithstanding the foregoing, such information shall not be deemed confidential for the purpose of enforcing this Agreement.

        7.    Transfers of Rights; Calculation of Share Numbers.

          7.1   This Agreement, and the rights and obligations of each Purchaser hereunder, may be assigned by such Purchaser to any person or entity to which Shares are transferred by such Purchaser and such transferee shall be deemed a "Purchaser" for purposes of this Agreement; provided that such assignment of rights shall be contingent upon the transferee providing a written instrument to the Company notifying the Company of such transfer and assignment and agreeing in writing to be bound by the terms of this Agreement.

          7.2   In determining the number of Shares owned by a Purchaser for purposes of exercising rights under this Agreement, (a) Shares owned by a Purchaser shall be deemed to include Shares which have been converted into Common Stock so long as such Common Stock is owned by such Purchaser and (b) all Shares held by affiliated entities or persons shall be aggregated together (provided that no shares shall be attributed to more than one entity or person within any such group of affiliated entities or persons).

        8.    General.

          8.1    Severability.    The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          8.2    Specific Performance.    In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Purchaser shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

          8.3    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the General Corporation Law of the State of Delaware (without reference to the conflicts of law provisions thereof), and any issues outside the scope of such laws shall be governed by the internal laws of the Commonwealth of Massachusetts (without reference to the conflicts of law provisions thereof).

          8.4    Notices.    All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

          If to the Company, at EqualLogic, Inc., 9 Townsend West, Nashua, NH 03063, Attention: President, or at such other address as may have been furnished in writing by the Company to the other parties hereto, with a copy to Wilmer Cutler Pickering Hale and Dorr LLP, 1100 Winter Street, Suite 4650, Waltham, MA 02451, Attention: John H. Chory, Esq.; or

          If to a Purchaser, at its address set forth on Exhibit A, or at such other address as may have been furnished in writing by such Purchaser to the other parties hereto with a copy to Cooley Godward LLP, 3175 Hanover Street, Palo Alto, CA 94304, Attention: Mark P. Tanoury, Esq. and, if the Purchaser is Toronto Dominion Capital, then a copy to Nutter, McClennen & Fish, LLP, 155 Seaport Boulevard, Boston, MA 02210, Attention: Richard N. Kimball, Esq.

          Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 8.4.

          8.5    Amendment of and Waiver under the Prior Investor Rights Agreement.    The Company, Purchasers parties to the Prior Investor Rights Agreement holding Shares (as defined in the Prior Investor Rights Agreement) representing a majority of the voting power of all shares of Series B Preferred Stock and Series B-1 Preferred Stock (A) agree that, as of the date of this Agreement, (i) the Prior Investor Rights Agreement is hereby amended in its entirety by this Agreement, (ii) the provisions of the Prior Investor Rights Agreement shall no longer be of any force or effect and (iii) this Agreement constitutes the only agreement, contract or understanding among the Purchasers and the Company relating to all or part of the subject matter of this Agreement and (B) waive their rights under Section 3.1 of the Prior Investor Rights Agreement with respect to the sale of shares of Series C Preferred Stock.

          8.6    Amendments and Waivers.    This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and Purchasers holding Shares representing at least a majority of the voting power of all shares of Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock then held by Purchasers, voting together as a single class; provided that any (i) amendment, termination or waiver to the terms of Section 3 (or a defined term used therein) that occurs after the closing of the Initial Public Offering shall instead require the written consent of the Company and Purchasers holding Registrable Shares representing at least a majority of the voting power of all Registrable Shares then held by all Purchasers, and (ii) any amendment, termination or waiver to the terms of Section 4 (or a defined term used therein) shall instead require the written consent of the Company and Qualified Purchasers holding shares representing at least a majority of the voting power of all shares of Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock then held by Qualified Purchasers, voting together as a single class. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Purchaser without the written consent of such Purchaser unless such amendment, termination or waiver applies to all Purchasers in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Qualified Purchasers in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Qualified Purchasers may nonetheless, by agreement with the Company, purchase securities in such transaction). Notwithstanding the foregoing, the provisions of Section 5.2(h) may not be amended, terminated or waived without the prior written consent of TD Capital. The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section 8.6 shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

          8.7    Pronouns.    Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

          8.8    Counterparts; Facsimile Signatures.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

          8.9    Section Headings and References.    The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

[Remainder of page intentionally left blank]

        Executed as of the date first written above.

COMPANY:
EQUALLOGIC, INC.
By:	/s/ PAUL M. BERNARD Name: Paul M. Bernard Title: Chief Financial Officer
PURCHASERS:
FOCUS VENTURES II, L.P.
By:	/s/ GEORGE H. BISCHOF Name: George H. Bischof Title: General Partner
	Address:	525 University Avenue Suite 1400 Palo Alto, CA 94301
FOCUS VENTURES INVESTORS II QP, L.P.
By:	/s/ GEORGE H. BISCHOF Name: George H. Bischof Title: General Partner
	Address:	525 University Avenue Suite 1400 Palo Alto, CA 94301
FOCUS VENTURES INVESTORS II A, L.P.
By:	/s/ GEORGE H. BISCHOF Name: George H. Bischof Title: General Partner
	Address:	525 University Avenue Suite 1400 Palo Alto, CA 94301
Signature Page to Third Amended and Restated Investor Rights Agreement

CHARLES RIVER PARTNERSHIP XI, A LIMITED PARTNERSHIP By: Charles River XI GP, LP Its: General Partner
By:	Charles River XI GP, LLC Its: Manager
By:	/s/ ILLEGIBLE Name: Title:
	Address:	1000 Winter Street Suite 3300 Waltham, MA 02451
CHARLES RIVER FRIENDS XI-A, LP By: Charles River XI GP, LLC Its: General Partner
By:	/s/ ILLEGIBLE Authorized Manager
	Address:	1000 Winter Street Suite 3300 Waltham, MA 02451
CHARLES RIVER FRIENDS XI-B, LP By: Charles River XI GP, LLC Its: General Partner
By:	/s/ ILLEGIBLE Authorized Manager
	Address:	1000 Winter Street Suite 3300 Waltham, MA 02451
Signature Page to Second Amended and Restated Investor Rights Agreement

SIGMA PARTNERS 6, L.P. By: Sigma Management 6, L.L.C. Its General Partner
By:	/s/ GREGORY C. GRETSCH Name: Gregory C. Gretsch Title: Managing Director
	Address:	20 Custom House Street Suite 830 Boston, MA 02110
SIGMA ASSOCIATES 6, L.P. By: Sigma Management 6, L.L.C. Its General Partner
By:	/s/ GREGORY C. GRETSCH Name: Gregory C. Gretsch Title: Managing Director
	Address:	20 Custom House Street Suite 830 Boston, MA 02110
SIGMA INVESTORS 6, L.P. By: Sigma Management 6, L.L.C. Its General Partner
By:	/s/ GREGORY C. GRETSCH Name: Gregory C. Gretsch Title: Managing Director
	Address:	20 Custom House Street Suite 830 Boston, MA 02110
TORONTO DOMINION CAPITAL (U.S.A), INC.
By:	/s/ ELLIOT G. SWAN Name: Elliot G. Swan Title: Vice President
	Address:	909 Fannin, Suite 1700 Houston, TX 77010

Michael Brown
/s/ GARDNER C. HENDRIE Gardner C. Hendrie
/s/ CHARLES CHRIST Charles Christ
/s/ TIMOTHY D. CRONK Timothy D. Cronk
/s/ EDMUND CUOCO Edmund Cuoco
DOBBERPUHL FAMILY 2001 TRUST
Daniel W. and Carol A. Dobberpuhl, Trustees
Walter Dray
/s/ ANDREW B. EILLS Andrew B. Eills
/s/ JOHN EILLS John Eills
David Follett

Amarijit Gill
/s/ TIMOTHY HOSKINS Timothy Hoskins
Amarijit Gill
/s/ LEO A. JOSEPH TRUSTEE LN Family Trust, Leo A. Joseph Trustee
Richard and Ellen Lary
/s/ THOMAS MARMEN Thomas Marmen
Brian Nadeau
Bryan Panner
/s/ KEVIN PERRYMAN Kevin Perryman
Thomas P. Tierney and Diane L. Beliveau

EXHIBIT A

Name and Address of Holders of Registrable Shares

Focus Ventures II, L.P.
525 University Avenue
Suite 1400
Palo Alto, CA 94301

Focus Ventures Investors II QP, L.P.
525 University Avenue
Suite 1400
Palo Alto, CA 94301

Focus Ventures Investors II A, L.P.
525 University Avenue
Suite 1400
Palo Alto, CA 94301

Charles River XI, GP, LP
Bay Colony Corporate Center
1000 Winter Street, Suite 3300

Charles River Friends XI-A, LP
1000 Winter Street, Suite 3300
Waltham, MA 02451

Charles River Friends XI-B, LP
1000 Winter Street, Suite 3300
Waltham, MA 02451

Sigma Partners 6, L.P.
1600 El Camino Real, Suite 280
Menlo Park, CA 94025

Sigma Associates 6, L.P.
1600 El Camino Real, Suite 280
Menlo Park, CA 94025

Sigma Investors 6, L.P.
1600 El Camino Real, Suite 280
Menlo Park, CA 94025

Toronto Dominion Capital (U.S.A.), Inc.
909 Fannin, Suite 1700
Houston, TX 77010

Michael Brown

Gardner C. Hendrie

Charles Christ
5 Farmington Road
Amherst, NH 03031

Timothy D. Cronk
14 Scott Drive
Merrimack, NH 03054

Edmund Cuoco
164 Pleasant Street
Arlington, MA 02476

Dobberpuhl Family 2001 Trust
        Daniel W. and Carol A. Dobberpuhl,
        Trustees
491 Middle Court
Menlo Park, CA 94025

Walter Dray
247 Hutchins Road
Carlisle, MA 01741

Andrew B. Eills
14 Thayer Pond Road
Concord, NH 03301

John Eills
Two Columbus Avenue, #22B
New York, NY 10023

David Follett
120 Cobleigh Road
Boxboro, MA 01719

Amarijit Gill
8 Quail Meadow Drive
Woodside, CA 94062

Timothy Hoskins
68A Baboosic Lake Road
Amherst, NH 03031

LN Family Trust, Leo A. Joseph Trustee
P.O. Box 2008
Menlo Park, CA 94026

Richard and Ellen Lary
1650 Summit Point Court
Colorado Springs, CO 80919

Thomas Marmen
8 Red Coat Road
Shrewsbury, MA 01545

Brian Nadeau
6 Pondview Circle
Nashua, NH 03063

Bryan Panner
12 Nottingham Road
Windham, NH 03087

Kevin Perryman
202 Parkridge Circle
Seguin, TX 78155

Thomas P. Tierney and Diane L. Beliveau
3230 Wildflower Drive
Encinitas, CA 92024

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EQUALLOGIC, INC. THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT